UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10/A

Amendment No. 3

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Three Forks, Inc.

(Exact name of registrant as specified in its charter)

Colorado		45-4915308
State or other jurisdiction of incorporation or organization		IRS Identification No.

555 ELDORADO BLVD., SUITE #100 BROOMFIELD, CO 80021
(Address of principal executive offices) (Zip Code)

Issuer's telephone number: (303) 404-2160

Securities to be registered under Section 12(b) of the Act:
Title of each class to be so registered		Name of each exchange on which each class is to be registered
None		None

Securities to be registered under Section 12(g) of the Act:
Common Stock, par value $0.001 (Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One).

Large accelerated filer	[___]	Accelerated filer	[___]
Non-accelerated filer (Do not check if a smaller reporting company)	[___]	Smaller reporting company	[_X_]

EXPLANATORY NOTE

Three Forks, Inc. (the “Company”) is filing this Amendment to its Registration Statement on Form 10-12G/A filed with the Securities and Exchange Commission on January 31, 2014 for the sole purpose of updating Item 15 – Financial Statements and Exhibits. Exhibit 10.18 is being re-filed to include the exhibits to Exhibit 10.18.

This Amendment does not reflect events occurring after the original filing on January 31, 2014, except as noted above. Except for the foregoing amended information, this Form 10-12G/A continues to speak as of the date of original filing on January 31, 2014 and the Company has not otherwise updated disclosures contained therein or herein to reflect events that occurred at a later date.

TABLE OF CONTENTS

	Title	Page Number

Item 15.	FINANCIAL STATEMENTS AND EXHIBITS	2

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ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(b)	Exhibit No.	Description

	3(i).1	Articles of Incorporation of Three Forks, Inc. – 3/28/12 (1)

	3(i).2	Articles of Organization of Three Forks No. 1, LLC – 11/8/2012 (1)

	3(i).3	Articles of Incorporation of Three Forks Operating Company, Inc. – 1/2/13 (1)

	3(i).4	Articles of Amendment – Name Change to TFI Operating Company, Inc. – 2/8/13 (1)

	3(i).5	Articles of Organization of Three Forks LLC No. 2 – 12/4/2013 (2)

	3(ii).1	Bylaws of Three Forks, Inc. (1)

	3(ii).2	Bylaws of TFI Operating Company (fka Three Forks Operating Company, Inc.) (1)

	10.1	Employment Agreement, Donald Walford (1)

	10.2	Amendment to Employment Agreement, Donald Walford (1)

	10.3	Consulting Agreement with W. Edward Nichols (1)

	10.4	Amendment to Consulting Agreement with W. Edward Nichols (1)

	10.5	Employment Agreement, Charles Pollard (1)

	10.6	Operating Agreement of Three Forks No. 1, LLC (1)

	10.7	Amendment to Operating Agreement of Three Forks No. 1, LLC (1)

	10.8	Certificate of Designation of Class A Convertible Preferred Stock (1)

	10.9	Stock Option Plan (1)

	10.10	Farmout Agreement (1)

	10.11	Purchase & Sale Agreement, Three Forks, Inc. & TFI No. 1, LLC 12/31/12 (1)

	10.12	Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. 2/27/13 (3)

	10.13	Blue Quail, Ltd. Participation Agreement 4/8/13 (1)

	10.14	1st Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. 4/30/13 (1)

	10.15	2nd Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. (2)

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10.16	3rd Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. (2)

10.17	4th Amendment to Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. (2)

10.18	Form of Convertible Promissory Note & Mortgage, Security and Pledge Agreement (4)

10.19	Operating Agreement of Three Forks LLC No. 2 (2)

21.1	List of Subsidiaries of Three Forks, Inc. (2)

23.1	Consent of Independent Registered Public Accounting Firm (2)

(1)	Incorporated herewith by reference, filed as exhibits to Amendment No. 1 to the Registration Statement on Form 10 filed with the SEC (www.sec.gov) on November 4, 2013.
(2)	Incorporated herewith by reference, filed as exhibits to Amendment No. 2 to the Registration Statement on Form 10 filed with the SEC (www.sec.gov) on January 31, 2014.
(3)	Filed in accordance with Item 601(b)(2). As indicated certain exhibits to the Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. have been omitted from filing by the Company. Theses schedules include:
-	Exhibit A - Description of Properties, Interest and Wells
-	Exhibit B – Attached to Purchase, Sale & Participation Agreement by and between Five Jab, Inc. and Three Forks, Inc.
-	Exhibit C – Operating Agreement
-	Exhibit A-1 – List of Leases and Wells
Copies of such Exhibits to the Purchase, Sale & Participation Agreement, Five Jab, Inc. & Three Forks, Inc. will be furnished upon request, please contact the Company to make such request.

(4)	Filed Herewith

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SIGNATURES:

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THREE FORKS, INC.

/s/ W. Edward Nichols	February 18, 2014
W. Edward Nichols
(Chief Executive Officer/Principal Executive Officer/ Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ W. Edward Nichols	February 18, 2014
W. Edward Nichols, Chairman of the Board of Directors

/s/ Charles Pollard	February 18, 2014
Charles Pollard, Director

/s/ William F. Young	February 18, 2014
William F. Young, Director

/s/ Paul Dragul	February 18, 2014
Paul Dragul, Director

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